                                                                   EXHIBIT 11.1

                       EARNINGS PER SHARE COMPUTATIONS

                                                                 NINE-MONTH PERIOD ENDED
                                                          September 30,         September 30,
                                                               1997                  1996
                                                             -------               -------
PRIMARY EARNINGS PER SHARE:                               (Dollar and share amounts in 000's)

Net Income                                                   $ 32,454              $ 8,163
                                                             --------              -------

Shares:

Weighted average common shares outstanding                     16,185                8,543

Effect of shares issuable under stock option
plans, stock purchase warrants and convertible
securities based on the treasury stock method                   3,139                  132
                                                             --------              -------

  Adjusted common shares and equivalents                       19,324                8,675
                                                             ========              =======

Earnings per share - primary                                 $   1.68              $  0.94
                                                             ========              =======

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                                   $ 32,454              $ 8,163

Effect of interest on convertible securities
net of income taxes                                             3,566
                                                             --------              -------
   Adjusted net income                                         36,020                8,163
                                                             ========              =======
Shares:

Weighted average common shares outstanding                     16,185                8,543

Effect of shares issuable under stock option
plans, stock purchase warrants and convertible
securities based on the treasury stock method                   8,208                  277
                                                             --------              -------


  Adjusted common shares and equivalents                       24,393                8,820
                                                             ========              =======

Earnings per share - fully diluted                           $   1.48              $  0.93
                                                             ========              =======

                                                                    EXHIBIT 11.1

                         EARNINGS PER SHARE COMPUTATIONS

                                                                THREE-MONTH PERIOD ENDED
                                                           September 30,         September 30,
                                                               1997                  1996
                                                             -------               -------
PRIMARY EARNINGS PER SHARE:                               (Dollar and share amounts in 000's)

Net Income                                                   $28,953               $ 4,640
                                                             -------               -------

Shares:

Weighted average common shares outstanding                    19,961                10,919

Effect of shares issuable under stock option
plans, stock purchase warrants and convertible
securities based on the treasury stock method                  5,379                   256
                                                             =======               =======


  Adjusted common shares and equivalents                      25,340                11,175
                                                             =======               =======

Earnings per share - primary                                 $  1.14               $  0.42
                                                             =======               =======

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                                   $28,953               $ 4,640

Effect of interest on convertible securities
net of income taxes                                            1,417
                                                             -------               -------
   Adjusted net income                                        30,370                 4,640
                                                             =======               =======

Shares:

Weighted average common shares outstanding                    19,961                10,919

Effect of shares issuable under stock option
plans, stock purchase warrants and convertible
securities based on the treasury stock method                 11,031                   277
                                                             -------               -------


  Adjusted common shares and equivalents                      30,992                11,196
                                                             =======               =======

Earnings per share - fully diluted                           $  0.98               $  0.41
                                                             =======               =======